UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Mural Oncology plc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Mural Oncology plc

Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland

www.muraloncology.com

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION

DATE: September 23, 2025

TO: Equity award holders under the Mural Oncology plc 2023 Stock Option and Incentive Plan, the Mural Oncology plc 2024 Inducement Stock Option and Incentive Plan and the Mural Oncology plc 2023 Employee Stock Purchase Plan

Dear Equity Award Holder,

Publication of proposal in accordance with Rule 15 of the Irish Takeover Rules

As previously announced on August 20, 2025, Mural Oncology plc (Nasdaq: MURA) (“Mural”) and XOMA Royalty Corporation (Nasdaq: XOMA) (“XOMA Royalty”) entered into a definitive agreement pursuant to which XRA 5 Corp. (“Sub”), a company wholly owned by XOMA Royalty, agreed to acquire the entire issued and to be issued share capital of Mural for cash, subject to the satisfaction of the closing conditions set out in the announcement published by Mural and XOMA Royalty pursuant to Rule 2.7 of the Irish Takeover Rules (the “Acquisition”). The Acquisition will be implemented by way of a scheme of arrangement under Chapter 1 of Part 9 of the Companies Act 2014.

In accordance with Rule 15 of the Irish Takeover Rules, a proposal describing the treatment of Mural equity awards as part of the Acquisition (the “Rule 15 Proposal”) has been published and is available for you to view on Mural’s website.

Mural Oncology plc. Registered in Ireland (company number 605282). Registered Office: Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Directors: Caroline Loew Ph.D (USA), Benjamin Hickey (USA), Francis Cuss (USA), Scott Jackson (USA), George Golumbeski Ph.D (USA), Sachiyo Minegishi (USA).

You will also find on Mural’s website a copy of an announcement that it has published the definitive proxy statement, which also constitutes a scheme circular under Irish law (the “Proxy Statement”) and that the Proxy Statement has been sent to Mural shareholders (the “Publication Announcement”).

Copies of the Rule 15 Proposal, the Proxy Statement (for information purposes only), the Publication Announcement, all relevant documents sent to Mural shareholders in connection with the Acquisition, and all of the documents required to be made available in accordance with Rule 26 of the Irish Takeover Rules, are available on Mural’s website at https://ir.muraloncology.com/strategic-review. Neither the content of the website referred to in this letter nor the content of any other websites accessible from hyperlinks on such websites is incorporated into, or forms part of, this letter, the Proxy Statement, the Rule 15 Proposal or the Publication Announcement.

This letter is not to be taken as a summary of the information in the Publication Announcement, Proxy Statement or Rule 15 Proposal and should not be regarded as a substitute for reading the Publication Announcement, Proxy Statement and Rule 15 Proposal in full. For the avoidance of doubt, the content of Mural’s website is not incorporated into, and does not form part of, this letter.

Requesting Hard Copy Information

Any holder of Mural equity awards may request a copy of this letter, the Rule 15 Proposal, the Proxy Statement, the Publication Announcement, and/ or any information incorporated by reference into this letter in hard copy form by directing a written request to Mural, Attn: Chief Legal Officer, Mural Oncology plc, Ten Earlsfort Terrace, D02 T380, Dublin 2, Ireland or by phone to +353 1 920 1000 or by contacting Investor Relations, via email at ir@muraloncology.com.

Any written requests must include the identity of the holder of Mural equity awards and any hard copy documents will be posted to the address of the holder of Mural equity awards provided in the written request. A hard copy of this letter, the Rule 15 Proposal, the Proxy Statement, the Publication Announcement and / or any document or information incorporated by reference into this letter will not be provided unless such a request is made.

Electronic Communications (if applicable)

Please note that addresses, electronic addresses and certain other information provided by shareholders, holders of Mural Equity Awards and other relevant persons for the receipt of communications from Mural (e.g. elections to receive communications in a particular form) may be provided to Sub during the offer period as required under Section 4 of Appendix 1 of the Irish Takeover Rules.

If you have any queries in relation to this letter, you should contact Investor Relations at (ir@muraloncology.com). However, please note that Mural will not be able to provide you with any legal, financial, tax planning or investment advice.

Yours faithfully,

By: /s/ Caroline Loew

Caroline Loew

Chief Executive Officer

Mural Oncology plc

IMPORTANT NOTICES

No Offer or Solicitation

This communication is for information purposes only and is not intended to, and does not, constitute or form part of any recommendation or offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any proxy, vote or approval in any jurisdiction, whether pursuant to this communication or otherwise. The distribution of this communication in jurisdictions outside Ireland or the United States may be restricted by law and therefore persons into whose possession this communication comes should inform themselves about, and observe, such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

The Acquisition will be made solely by means of a Proxy Statement distributed to Mural’s shareholders and containing a description of the Scheme (the “Scheme”) and the full terms and conditions of the Acquisition, including details of how Mural Shareholders may vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition, should be made only on the basis of the information contained in the Proxy Statement and the Scheme.

This communication does not constitute a prospectus or a prospectus equivalent document.

Important Additional Information and Where to Find It

In connection with the Acquisition, Mural has filed with the SEC a Proxy Statement relating to the Scheme Meeting and the EGM (which includes the Scheme). The definitive Proxy Statement has been sent to Mural Shareholders as of the record date for voting at the Scheme Meeting and EGM. This communication is not a substitute for the Proxy Statement or any other document that Mural may file with the SEC or send to its shareholders in connection with the Acquisition. BEFORE MAKING ANY VOTING DECISION, HOLDERS OF MURAL SHARES ARE URGED TO READ THE PROXY STATEMENT (INCLUDING THE SCHEME) ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE ACQUISITION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION, THE PARTIES TO THE SCHEME AND RELATED MATTERS.

Any vote in respect of the resolutions proposed at the Scheme Meeting or the EGM to approve the Acquisition, the Scheme or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the Proxy Statement (including the Scheme).

The Proxy Statement, as well as Mural’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Mural’s website https://ir.muraloncology.com/.

Mural Shareholders can also obtain, without charge, a copy of the Proxy Statement (including the Scheme) and other relevant documents (when available) by directing a written request to Mural, Attn: Chief Legal Officer, Mural Oncology plc, Ten Earlsfort Terrace, D02 T380, Dublin 2, Ireland or by phone to +353 1 920 1000 or by contacting Investor Relations, via email at ir@muraloncology.com.

Participants in the Solicitation

Mural and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Mural Shareholders in connection with the Acquisition and any other matters to be voted on at the Scheme Meeting or the EGM. Information about the directors and executive officers of Mural, including a description of their direct or indirect interests, by security holdings or otherwise, in the Acquisition is set forth in the Proxy Statement (which contains the Scheme) related to the Acquisition and other relevant materials to be filed with the SEC in connection with the Acquisition. Additional information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Mural Shareholders, is set forth in Mural’s definitive proxy statement on Schedule 14A for its 2025 annual general meeting of shareholders, dated and filed with the SEC on April 28, 2025. You may obtain free copies of these documents using the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this communication regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Mural, XOMA Royalty or Sub. Forward-looking statements are intended to be identified by words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “believe”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include but are not limited to statements regarding Mural, XOMA Royalty and Sub’s intention to consummate the Acquisition, the approval of the Acquisition by Mural Shareholders, the payment of any Additional Price Per Share to Mural Shareholders, and the expected timing of the closing of the Acquisition.

These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to be materially different from those expressed or implied by such forward-looking statements. Risks and uncertainties that may cause actual results to differ from expectations include: uncertainties as to the timing and completion of the Scheme Meeting and EGM; uncertainties as to the approval by Mural Shareholders of the required resolutions at the Scheme Meeting or the EGM; the possibility that closing conditions for the Acquisition may not be satisfied or waived, including the failure to receive sanction of the Scheme by the High Court; risks that ongoing costs to Mural will result in Mural’s Closing Net Cash on the Closing Net Cash Date not exceeding the Estimated Closing Net Cash, which will mean that no Additional Price Per Share is paid to Mural Shareholders; the other risks and uncertainties pertaining to Mural’s business, including those described in Mural’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as Mural’s subsequent filings with the SEC, including the Proxy Statement; and the other risks and uncertainties related to XOMA Royalty, including those described in more detail in XOMA Royalty’s most recent Quarterly Report on Form 10-Q and its other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date when made. All subsequent oral or written forward-looking statements attributable to Mural, XOMA Royalty or Sub or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above.

None of Mural, XOMA Royalty or Sub undertake any obligation to update or revise the forward-looking statements contained in this communication, whether as a result of new information, future events or otherwise, except to the extent legally required.

Responsibility Statement Required by the Irish Takeover Rules

The members of the Mural Board of Directors accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the members of the Mural Board of Directors (who, in each case, have taken all reasonable care to ensure such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

Disclosure Requirements of the Irish Takeover Rules

Under Rule 8.3(b) of the Irish Takeover Rules, any person who is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of Mural must disclose all “dealings” in such “relevant securities” during the “offer period”. The disclosure of a “dealing” in “relevant securities” by a person to whom Rule 8.3(b) applies must be made by no later than 3:30pm (U.S. Eastern Time) on the “business day” following the date of the relevant “dealing”. A dealing disclosure must contain the details specified in Rule 8.6(b) of the Irish Takeover Rules, including details of the dealing concerned and of the person’s interests and short positions in any “relevant securities” of Mural.

All “dealings” in “relevant securities” of Mural by a bidder, or by any party acting in concert with a bidder, must also be disclosed by no later than 12 noon (U.S. Eastern Time) on the “business day” following the date of the relevant “dealing”.

If two or more persons co-operate on the basis of an agreement, either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of Mural, they will be deemed to be a single person for the purpose of Rule 8.3(a) and (b) of the Irish Takeover Rules.

A disclosure table, giving details of the companies in whose “relevant securities” dealing disclosures should be made, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks in this section are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website.

If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

General

The release, publication or distribution of this communication in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this communication and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such restricted jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, each of Mural, XOMA Royalty and Sub disclaims any responsibility or liability for the violations of any such restrictions by any person.